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                                                               EXHIBIT 99.(a)(8)

                                 CMG FUND TRUST

                                 AMENDMENT NO. 8
                                       TO
                          RESTATED DECLARATION OF TRUST


     The undersigned officer of CMG Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective
May 5, 2003.

     Section 1.01 of Article I is amended so that the Trust shall be known as "CMG Fund Trust," and the Trustees shall conduct the business of the Trust under that name or any other name they choose. The registered agent for the Trust in Oregon is Jeff B. Curtis, 1300 S.W. Sixth Avenue, P.O. Box 1350, Portland, Oregon 97207, or any other person designated by the Trustees.

     1. Sections 3.06-3-9 and 3.06-11-23 are amended as follows:

          "3.06-3 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the first Series to be designated as follows: CMG Small Cap Fund."

          "3.06-4 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the second Series to be designated as follows: CMG International Stock Fund."

          "3.06-5 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the third Series to be designated as follows: CMG High Yield Fund."

          "3.06-6 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fourth Series to be designated as follows: CMG Short Term Bond Fund."

          "3.06-7 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fifth Series to be designated as follows: CMG International Bond Fund."

          "3.06-8 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the sixth Series to be designated as follows: CMG Fixed Income Securities Fund."

          "3.06-9 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the seventh Series to be designated as follows: CMG Small/Mid Cap Fund."

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          "3.06-11 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eighth Series to be designated as follows: CMG Strategic Equity Fund."

          "3.06-12 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the ninth Series to be designated as follows: CMG Enhanced S&P 500 Index Fund."

          "3.06-13 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the tenth Series to be designated as follows: CMG Large Cap Growth Fund."

          "3.06-14 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eleventh Series to be designated as follows: CMG Large Cap Value Fund."

          "3.06-15 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twelfth Series to be designated as follows: CMG Mid Cap Growth Fund."

          "3.06-16 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the thirteenth Series to be designated as follows:
          CMG Mid Cap Value Fund."

          "3.06-17 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fourteenth Series to be designated as follows:
          CMG Small Cap Growth Fund."

          "3.06-18 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fifteenth Series to be designated as follows: CMG Small Cap Value Fund."

          "3.06-19 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the sixteenth Series to be designated as follows: CMG Emerging Markets Equity Fund."

          "3.06-20 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the seventeenth Series to be designated as follows:
          CMG Core Plus Bond Fund."

          "3.06-21 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eighteenth Series to be designated as follows:
          CMG Government Bond Fund."

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          "3.06-22 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the nineteenth Series to be designated as follows:
          CMG Corporate Bond Fund."

          "3.06-23 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twentieth Series to be designated as follows: CMG Mortgage and Asset-Backed Securities Fund."


Dated: April 1, 2003


                                                   JEFF B. CURTIS
                                                   -----------------------------
                                                   Jeff B. Curtis
                                                   President